Exhibit 32.2

Certification of Chief Financial Officer Required by Rule 13a-14(b)

and Section 1350 of Chapter 63 of Title 18 of the United States Code

I, J. Reid Porter, a Vice President of IMC Phosphates MP Inc., which is the Managing General Partner of IMC Phosphates Company, and in that capacity also the chief financial officer of IMC Phosphates Company, certify that (i) the Quarterly Report on Form 10-Q for the Quarterly Period ended March 31, 2004 of IMC Phosphates Company as amended by Amendment No. 1 thereto fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of IMC Phosphates Company.

September 14, 2004

/s/ J. Reid Porter
J. Reid Porter